                                                                   EXHIBIT 10.11

                               AGREEMENT OF LEASE

                                     BETWEEN

                        580 LANCASTER ASSOCIATES, L. P.

                                       AND

                   ANIMAS CORPORATION, A DELAWARE CORPORATION

                                TABLE OF CONTENTS

Article                                                               Page
-------                                                               ----
1.       Parties...............................................        3
2.       Demise................................................        3
3.       Term..................................................        3
4.       Fixed Rent; Tenant Energy Costs; Lease Taxes..........        4
5.       Covenant to Pay Rent and Additional Rent; Late
          Charge...............................................        6
6.       Use...................................................        7
7.       Assignment and Subletting.............................        7
8.       Improvement of the Premises...........................        8
9.       Alterations...........................................        8
10.      Rules and Regulations.................................        8
11.      Fire or Other Casualty................................        8
12.      Landlord's Right to Enter.............................        9
13.      Insurance.............................................        9
14.      Repairs and Condition of Premises.....................       10
15.      Compliance with Law...................................       10
16.      Services..............................................       11
17.      Notice of Breakage, Fire, Theft.......................       13
18.      Release of Landlord...................................       14
19.      Defaults - Remedies...................................       14
20.      Remedies Cumulative...................................       18
21.      Excepted from Premises................................       18
22.      Lease Subordinated....................................       19
23.      Condemnation..........................................       19
24.      Prohibition Against Recording.........................       20
25.      Notices...............................................       20
26.      Definition of "the Landlord"..........................       21
27.      Definition of "the Tenant"............................       21
28.      Estoppel Certificate; Mortgage Lease Comments.........       21
29.      Severability..........................................       22
30.      Name of Building; Titles; Construction; Exhibits;
          Brokers;.............................................       22
31.      Quiet Enjoyment.......................................       23
32.      Rights of Mortgage Holder.............................       23
33.      Environmental Requirements............................       23
34.      Option to Extend......................................       24
35.      Lab Space.............................................       24
36.      Antenna...............................................       25
37.      Miscellaneous.........................................       26
38.      Expansion Space.......................................       26
39.      Security Deposit......................................       26
40.      Landlord Default......................................       27
41.      Whole Agreement.......................................       27

Exhibits
--------
"A"               Metes and Bounds Description of the Land
"B"               Space Plan
"C"               Interior Finish Specifications
"D"               Warehouse Space
"E"               Intentionally Deleted
"F"               Subordination, Attornment and Nondisturbance

                               AGREEMENT OF LEASE

         1.       Parties.

                  This Lease is made this 25th day of September, 1998, by and between 580 Lancaster Associates, L.P. a general limited partnership organized and existing under the law of Pennsylvania whose present address is 1235 Westlakes Drive, Suite 425, Berwyn, PA 19312, hereafter called "Landlord", and Animas Corporation, a corporation organized and existing under the law of Delaware, whose present address is 3223 Phoenixville Pike, Malvern, PA 19345 (hereinafter referred to as "Tenant").

                  It is hereby agreed by and between Landlord and Tenant, intending to be legally bound, for themselves and for their respective heirs, executors, administrators, successors and assigns, in the manner following, it being understood that the Premises are demised under and subject to the following covenants, all of which are also to be regarded as strict legal conditions:

         2.       Demise.

                  Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the term and subject to the provisions hereof, the space (hereinafter, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached, referred to as the "Premises") shown cross-hatched on the floor plan(s) (the "Floor Plans") attached hereto as Exhibit "B", on the first and second floors of the building (hereinafter referred to as the "Building")known as occupying or to occupy the parcel of land bounded as described on Exhibit "A" attached hereto (the "Land"). The Building and Land are sometimes collectively referred to in this Lease as the "Property".

         3.       Term.

                  (a) This demise shall be for the term (hereinafter referred to as "the Term") beginning on March 1, 1999, except as provided below, the "Commencement Date" and ending, without the necessity of notice from either party to the other, three years from the Commencement Date of the Lease.

                  Notwithstanding anything to the contrary above, the Landlord may change the Commencement Date of the lease as follows:

         a) The Commencement Date shall not be later than March 1, 1999 nor earlier than January 1, 1999;

         b) The Commencement Date shall begin 15 business days after written notice from Landlord;

         c) Landlord shall credit Tenant's Fixed Rent by an amount equal to $167 multiplied by the number of days between the Commencement Date and March 1, 1999 (i.e. Provided Tenant gave Landlord notice on January 4, 1999, the

                  Term would commence on January 23, 1999 and the credit shall equal ($6,179.00 (167.00 x 37 days)).

                  b) If the Tenant or any person claiming through the tenant shall have continued to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, and if the Landlord shall have consented to such continuation of occupancy, such occupancy (unless the parties hereto shall have otherwise agreed in writing) shall be deemed to be under a month-to-month tenancy. The month-to-month tenancy shall continue until either party shall have notified the other in writing, at least ninety (90) days prior to the end of any calendar month, in which event, such tenancy shall so terminate. The rental payable with respect to each monthly period of any month-to-month tenancy (and to each monthly period of continued occupancy which may occur without Landlord's consent) shall equal one-twelfth (1/12) of 125% of the minimum fixed annual rent and one-twelfth (1/12) of 100% of the additional rent (calculated in accordance with the provisions of this Lease) which would have been payable had this Lease been renewed for a period of twelve (12) full calendar months following the expiration of the Term as such expiration is anticipated in Article 3(a) of this Lease or of any renewal period in effect immediately prior thereto. Any month-to-month tenancy arising with Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this subparagraph (b), provided that if the Landlord shall have given to the Tenant, at least thirty (30) days prior to the expiration or earlier termination of the Term or any renewal thereof or prior to the end of any month of a month-to-month tenancy, written notice that the Tenant's occupancy following such month or expiration or termination (as the case may be) shall be subject to such modifications of the terms and conditions of this Lease (including any provision relating to the amount and payment of rent) as are specified in such notice, the Tenant's occupancy following such month or expiration or termination (as the case may be) shall be subject to the provisions of this Lease as so modified.

         4.       Fixed Rent; Tenant Energy Costs; Lease Taxes.

                  (a) Tenant shall pay to Landlord as rent under this Lease the aggregate of: (i) Fixed Rent (as defined in Article 4(b) of this Lease);
(ii) Tenant's share of Tenant Energy Costs (as defined in Article 4 (d) of this Lease; and (iii) all other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

                  (b)      Fixed Rent.

                           (i)      The minimum fixed annual rent shall be the
sum of Two Hundred Seventy Five Thousand Four Dollars ($275,004.00) lawful money of the United States of America, subject to increase as set forth in Article 4(b)(ii) of this Lease, payable in equal monthly installments in advance and without demand, notice, set-off or deduction, except as otherwise expressly provided in this Lease, in the sum of Twenty Two Thousand Nine Hundred Sixteen and 67/100 Dollars ($22,916.67) on the first day of each and every month during the Term (the "Fixed Rent").

                           (ii)     The Fixed Rent shall be increased annually
by an amount equal to the Fixed Rent for the preceding lease year multiplied by 2.4%

                           (iii)    The Fixed Rent and all other sums payable to
Landlord pursuant to or by reason of this Lease shall be payable to Landlord c/o Fox Commercial Real Estate Services, Inc. 1235 Westlakes Drive, Suite 425, Berwyn, PA 19312, or to such other person and at such other place as Landlord may from time to time designate in writing.

                  (c) Tenant's Proportionate Share. As used in this Lease, "the square foot area of the Premises" shall be deemed to be twenty thousand (20,000) square feet, "the total square foot area of the Building" shall be deemed to be twenty thousand (20,000) square feet and "Tenant's Proportionate Share" shall refer to the percentage relationship between the foregoing, namely 100%.

                  (d)      Tenant Energy Costs.

                           (i)      The term "Tenant Energy Costs" shall mean
the coats to Landlord of furnishing to the respective areas of the Property electric energy or other utility services, except water and sewer (including natural gas, taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy or natural gas to the Property).

                           (ii)     For and with respect to each calendar year
of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease and be paid within fifteen (15) days after Landlord shall have given to Tenant a statement or statements of the amount due, Landlord's costs in such calendar year of supplying such quantity of electric energy or natural gas as is: (1) consumed by Tenant in the Premises including such electric energy or natural gas as is consumed by Tenant in connection with the operation of the heating, ventilating and air conditioning systems serving the areas which includes the Premises, if any, and computed on a proportionate basis with other office areas served by the meters together with any third party administrative costs incurred by Landlord by reason thereof, and (2) Tenant's share as reasonably determined by Landlord, as defined in Article 4(c) of this Lease, of Landlord's costs in such calendar year of supplying electric energy and other utility service (excluding water and sewer), as is supplied to all other areas of the Property in connection with the operation of the Property together with any third party administrative costs incurred by Landlord by reason thereof.

                           (iii)    The method and timing (but not more
frequently than monthly) of billing such costs of Landlord shall be determined by Landlord, using reasonable accounting principles, it being understood that it is not intended that Landlord derive any profit from the supplying of electric energy, natural gas, or other utility service.

                           (iv)     If Tenant shall fail to pay when due any
amounts payable by Tenant under this Article 4(d), and such failure shall continue for ten (10) days after written notice from Landlord, then in addition to any other rights and remedies available to Landlord under this Lease, or at law or in equity, Landlord may terminate any utility services to the Premises furnished by Landlord for which payment is overdue, without any liability to Tenant, whether for interruption of Tenant's business or otherwise.

                           (v)      Notwithstanding anything to the contrary
above, Landlord represents that the Premises is submetered for purposes of calculating Tenant Energy Costs.

                  (e) Lease Tax. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon the Landlord with respect to this Lease of the value thereof, or upon the Tenant's use or occupancy of the Premises, or upon the rent, additional rent or any other sums payable under this Lease or upon this transaction, (all of which are herein called "Lease Taxes") the Tenant shall pay to the Landlord, as additional rent hereunder and upon demand, the amount of such tax, assessment, levy or other charge, unless the Tenant shall be prohibited by law from paying such tax, assessment levy or other charge, in which event the Landlord shall be entitled, at its election, to terminate this Lease by written notice to the Tenant.

         5. Covenant to Pay Rent and Additional Rent; Late Charge. Tenant shall, without demand, setoff or deduction, except as otherwise expressly provided in this Lease, pay the Fixed Rent, additional rent and also all other sums which may become due by Tenant under this Lease at the times, at the places and in the manner provided in this Lease. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess of ten (10) days after written notice from Landlord, provided however, that such written notice shall not be required more than twice in any twelve month period, a late charge of four cents ($0.04) for each dollar so overdue may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the rate per annum two percent (2%) above the prime rate or such lesser amount or rate as represents the maximum amount or rate Landlord lawfully may charge in respect of Tenant. Nothing herein shall be construed as waiving any rights of Landlord arising out of any defaults of Tenant by reason of Landlord's assessing or accepting any such late payment, late charge and interest assessed herein is separate and apart from any rights relating to remedies of the Landlord after default by Tenant in the performance or observance of the terms of this Lease. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any reasonable sums paid or costs incurred by Landlord in curing such default, including interest thereon at the rate per annum two percent (2%) above the prime rate or such lesser rate as represents the maximum rate Landlord lawfully may charge in respect of Tenant, reasonable attorney's fees and other legal expenses, including also the said late charge and interest on all sums paid and costs incurred by Landlord as aforesaid, which sums and costs together with late charge and interest thereon.

         6. Use. The Premises are to be used only by Tenant for any legally permitted use and for no other purpose. Landlord represents that Tenant may use the Premises for office use, research and development, light assembly and testing. Tenant shall permit its employees, invitees and guests to park only automobiles, or similarly sized vehicles, on the Property. Such parking shall be unreserved and provide at least 80 spaces for Tenant's use.

         7. Assignment and Subletting. The Tenant shall not mortgage, pledge or encumber this Lease. The Tenant shall not assign this Lease or sublet or underlet the Premises or any part thereof, or permit any other person or entity to occupy the Premises or any part thereof, without on each occasion first obtaining the written consent thereto of the Landlord, which consent shall not be unreasonably withheld or delayed. An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any levy or sale on execution or other legal process against Tenant's goods or other property or the leasehold, and every assignment of assets for the benefit or creditors, and the filing of any petition or order or any adjudication in bankruptcy or under any insolvency, reorganization or other voluntary or compulsory procedure, and the calling of a meeting or creditors, and the filing by or against Tenant of any petition of notice for a composition with creditors, and any assignment by operation of law. Tenant may assign this Lease or sublet the Premises or any portion thereof without Landlord's consent to any tenant which is controlled by, or is under common control with Tenant, or to any corporation resulting from a merger or a consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant or someone who acquires substantially all the stock of Tenant(collectively an "Affiliate"), provided that the affiliate assumes in writing all the Tenant's obligations under the Lease. No such action taken with or without the Landlord's consent shall in any way relieve or release the Tenant from liability for the performance of all terms, covenants and conditions of this Lease. Furthermore, no assignment will be valid unless the assignee shall execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all of the provisions of this Lease, including the warrants of attorney to confess judgement in ejectment; no subletting will be valid unless the subtenant first enters into a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be required by Landlord. Notwithstanding anything to the contrary above, it shall be deemed unreasonable for the Landlord to withhold consent if the proposed assignee is reputable, will use the space for a use permitted in the Lease, has a minimum of two years of operating experience, and the Tenant remains liable on the Lease.

         8.       Improvement of the Premises.

                  The Premises are being provided in their currently configured, as-is condition except as identified below. Any improvement costs shall be at Tenant's sole cost and expense.

                  Landlord agrees that it will perform the following improvements, at its expense, to the lobby and bathrooms:

                  1) Repair any damage, as mutually agreed to by Landlord and Tenant, currently existing;

                  2) Carpet first and second floor lobbies and connecting stairs;

                  3)       Paint walls in lobbies and bathrooms.

         9. Alterations. No alterations, additions or improvements shall be made to the Premises or any part thereof by or on behalf of Tenant without first submitting a detailed description thereof to Landlord and obtaining Landlord's written approval, which approval shall not be unreasonably withheld, conditioned, or delayed. All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises or, at Landlord's option, after written notice to Tenant and as a part of Landlord's approval of the alteration, addition, or improvement, any or all of the foregoing which may be designated by Landlord shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation or removal. Tenant shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Premises and/or the premises of which the Premises are a part, without the prior written consent of Landlord. Landlord hereby consents to Tenant installing, at Tenant's expense, signage on the Building and on the lower portion of the existing sign in front of the Building as indicated on Exhibit "E". Tenant shall not place weight anywhere beyond the safe carrying capacity of the structure.

         10. Rules and Regulations. The rules and regulations attached to this Lease, which shall be applied to all Tenants in a uniform and non-discriminating manner, and such reasonable additions or modifications thereof as may from time to time be made by Landlord upon written notice to Tenant, shall be deemed a part of this Lease, as conditions, with the same effect as though written herein, and Tenant also covenants that said rules and regulations will be faithfully observed by Tenant, Tenant's employees, and all those invited to the Premises by Tenant.

         11. Fire or Other Casualty. If, during the term of this Lease, or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the Premises are damaged), then, at Landlord's option, the Term of this Lease, upon written notice from Landlord given within thirty (30) days after the occurrence of such damage, shall terminate as of the date of the occurrence of such damage. In such case, Tenant shall pay the rent apportioned to the time of the occurrence of such casualty and Landlord may enter upon and repossess the Premises without further notice. If the Premises are unfit for occupancy and if Landlord does not elect to terminate the Term of this Lease, Landlord will repair the Building and Landlord may enter and possess the Premises for that purpose; while the Tenant is deprived of the Premises, the Fixed Rent and Additional Rent shall be suspended. If the Premises or the Building shall be damaged so that such damage does not render the Premises unfit for occupancy, Landlord will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Tenant will continue in possession and Fixed Rent and all other charges will be apportioned in proportion to the number of square feet of the Premises rendered untenantable. Notwithstanding any other provisions of this Article 11, if any damage is caused by or results from the negligence of Tenant, those claiming under Tenant, or their employees or invitees, respectively, rent shall not be suspended or apportioned and Tenant shall pay, as additional rent upon demand, the reasonable cost of any repairs, made or to be made, of such damage and of any restorations, made or to be made, as a result of such damage. Notwithstanding anything to the contrary above, if such casualty was not caused by the negligence or willful misconduct of Tenant and Landlord is unable to substantially repair the Premises within ninety (90) days of the occurrence of the casualty, then Tenant may terminate this Lease prior to the substantial repair of the Premises upon thirty (30) days written notice to Landlord.

         12. Landlord's Right to Enter. Tenant will permit Landlord, Landlord's agents or employees or any other person or persons authorized in writing by Landlord and accompanied by a representative of the Tenant (a) to inspect the Premises at reasonable times and upon prior reasonable notice, (b) to enter the Premises upon reasonable prior notice, except in the case of an emergency, if Landlord shall so elect for making alterations, improvements or repairs to the Building or for any purpose in connection with the operation or maintenance of the Building and (c) to enter and exhibit the Premises to be let during the last ninety (90) days of the Term; no such entry shall be treated as a deprivation of Tenant's use of the Premises.

         13.      Insurance.

                  (a) Tenant will not do or commit any act or thing, or suffer or permit any act or thing to be done or committed, as a result of which either (i) any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or the insurance risk on the building or any other portion of the Property shall (in the opinion of the insuring companies) be rendered more hazardous. Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this covenant.

                  (b) Tenant shall maintain throughout the Term, at Tenant's expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Premises, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, and guests, under policies of general public liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than Three Million Dollars ($3,000,000) for death or injury to persons and Three Million Dollars ($3,000,000.00) for property damage or destruction. Such policies shall name Landlord and Tenant (and, at Landlord's or such mortgagee's or paramount lessor's or installment seller's request) any mortgagee of all or any portion of the Building and any landlord of or installment seller to Landlord as the insured parties, shall provide that they shall not be modified or canceled without at least thirty (30) days' prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers currently used by Tenant. Certificates of insurance shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers, upon request by Landlord.

                  (c) Landlord shall maintain throughout the Term all- risk or fire and extended coverage insurance upon the Building. The cost of the premiums for such insurance and of any endorsements thereto shall be deemed, for purposes of Article 4 of this Lease, to be part of the costs of operating and maintaining the Property.

                  (d) Notwithstanding anything in this Lease to the contrary, each party hereto hereby releases the other party, its agents and employees to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortuous act or omission of the other party, its agents or employees, provided, however, that this release shall be effective only with respect to loss or damage occurring during such times as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder. Each party hereto shall use reasonable efforts to have such a clause included in its said policies.

         14. Repairs and Condition of Premises. At the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) and repairs to be performed by Landlord under Article 16(a)(v) of this Lease alone excepted; for that purpose and, except as stated in this Lease, Tenant will make all necessary repairs and replacements. Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Premises. Tenant will also at all times, subject to Article 16(a)(iv) of this Lease, remove all dirt, rubbish, waste and refuse from the Premises and at the expiration or sooner termination of the Term will also have had removed all its property therefrom, to the end that Landlord may again have and repossess the Premises.

         15. Compliance with Law. Tenant shall comply promptly with all laws and ordinances and other notices, requirements, orders, regulations and recommendations (whatever the nature thereof may be) of any and all the federal, state, county, or municipal authorities (collectively, "Governmental Requirements") or of the Board of Fire Underwriters or any insurance organizations, associations or companies, (collectively "Underwriter Requirements"), with respect to the Premises and any property appurtenant thereto and any use thereof; Tenant shall not knowingly do or commit any act or thing, or suffer to be done or committed any act or thing anywhere on the Property contrary to any Governmental Requirements or Underwriter Requirements. Without limiting the generality of this Article 15, Tenant shall comply with all provisions of the Americans with Disabilities Act applicable to the Premises and Tenant's use thereof. Landlord and Tenant hereby agree that: (a) Landlord shall perform any required ADA Title III compliance in the common areas (including bathrooms and the entrance lobby), and the Premises except as provided below, (b) Tenant shall perform any required ADA Title III compliance in the Premises in its construction of any leasehold improvements or other work to be performed in the interior areas of the Premises.

         16.      Services.

                  (a)      Landlord agrees that it shall:

                           (i)      HVAC. furnish heat, ventilation and air
conditioning to the Premises, Monday through Friday from 8:00 a.m. to 6:00 p.m., holidays excepted; holidays, as such term is used in this Lease, shall mean days observed as holidays by the United States government, the Commonwealth of Pennsylvania, the County of Chester or the Township of Tredyffrin, as well as days declared as holidays in any union contract affecting the operations of the Building; heat, ventilation and air conditioning required by Tenant at other times shall be supplied upon reasonable prior notice and shall be paid for by Tenant, promptly upon billing, at Landlord's cost therefore; the air conditioning and heating systems intended to service the Premises have been designed to maintain the inside temperatures set forth in paragraph C of Exhibit "C" hereto; Landlord shall not be responsible for the failure of the air conditioning system to meet the aforesaid performance specifications if such failure results from the occupancy of the Premises in excess of that set forth in paragraph C of Exhibit "C" or if Tenant installs and operates machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures, exceeds the number of watts per square foot of floor area set forth in said paragraph C; if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria, Tenant shall pay to Landlord, promptly upon billing, Landlord's costs of supplying air conditioning resulting from such excess, at Landlord's cost therefore; if due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the heating, ventilating or air conditioning in the Premises results, necessitating changes in the system servicing the Premises, such changes may be made by Landlord upon request by Tenant at Tenant's sole and reasonable cost and expense, subject to the provisions of section (b) of this Article 16. Tenant agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said heating, ventilating and air conditioning system; the foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be required to abide by. Notwithstanding anything to the contrary above, Tenant shall be able to have HVAC on a 24 hour a day basis at no additional cost to Tenant except that Tenant shall pay the utility cost to operate such HVAC as provided in this Lease.

                           (ii)     Elevators. Provide passenger elevator
service to the Premises at all times.

                           (iii)    Access. furnish to Tenant's employees and
agents access to the Premises at all times, subject to compliance with such reasonable security measures as shall be put in effect for the Building;

                           (iv)     Janitorial. Tenant shall provide, at its
expense any required Janitorial Services and trash removal.

                           (v)      Repairs. make all structural repairs to the
Building including repair of the roof, roof membrane, foundation, bearing walls and other structural components, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and servicing the Premises (excluding repairs to any non-building standard fixtures or other improvements installed or made by or at the request of Tenant requiring maintenance of a type or nature not customarily provided by Landlord to office lessees of the Building), and all repairs to exterior windows and glass (including caulking and weatherstripping); in the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant's express consent, Landlord may make such repair and add the reasonable cost thereof to the first installment of Fixed Rent which will thereafter become due, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds;

                           (vi)     Water. provide hot and cold water, for
drinking, lavatory, toilet and ordinary cleaning purposes, at each floor;

                           (vii)    Public Areas. keep and maintain the public
areas and facilities of the Building clean and in good working order, and the sidewalks and parking areas adjoining the Building in good repair and free from accumulations of snow and ice;

                           (viii)   Electricity. furnish to Tenant electric
energy as required by Tenant but in no event exceeding the number of watts currently available by the electrical system, for the use of Tenant in the Premises; Landlord shall maintain the meters, if any, which measure, respectively, the consumption by Tenant and each other tenant of the Building of electric energy in the respective areas of the Building leased to tenants; Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Premises or to the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord; Tenant agrees, to the extent, if any, in the future required by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Premises, to become an individually metered customer of such public utility, in which event, upon receipt of each bill to Tenant from such public utility for electric service to the Premises, Tenant shall pay directly to the public utility company the amount of such bill; Landlord shall furnish and install all replacement tubes, lamps, bulbs and ballasts required in the Premises, at Tenant's expense; Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises;

                  (b) Special Equipment. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Building; or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. In the event that such consent is granted, such replacements, changes or additions shall be paid for by Tenant. At the expiration or earlier termination of the Term, Tenant shall pay to Landlord Landlord's reasonable cost of restoring such systems to their condition prior to such replacements, changes or additions.

                  (c) Interruption of Service. In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Building or replacement of machinery therein, or for other cause pertaining to the Building deemed sufficient by Landlord, the operation of any of the elevators or other machinery or apparatus may be changed or suspended. As to heat, ventilation, air conditioning, cleaning service, electricity and elevator service, and any other services, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same where caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or causes beyond Landlord's reasonable control whether similar or dissimilar to the foregoing, unless due to the gross negligent act of Landlord, Landlord's agents and employees. Notwithstanding anything to the contrary of anything above, in the event that the utilities or services which Landlord is obligated hereunder to provide cease to be provided to the Premises for any reason whatsoever except for the negligence or willful act of Tenant for a period of Five (5) consecutive working days, Tenant at the end of such period ("Non-Service Period"), has the right to abate rent called for herein by giving written notice to the Landlord within ten (10) days of the end of the Non-Service Period. Tenant's rights under this paragraph are expressly conditioned upon prompt written notice to Landlord upon the occurrence of any interruption of services or utilities.

         17. Notice of Breakage, Fire, Theft. Tenant shall give to Landlord prompt written notice, but in any event no longer than 48 hours after Tenant's knowledge, of any (a) accident or breakage or defects in the window glass, wires, plumbing or heating, ventilating or cooling apparatus, elevators or other apparatus, walls or ceilings tiles, (b) fire or other casualty, or (c) theft.

         18.      Release of Landlord.

                  (a) Except for the gross negligence or willful misconduct of Landlord, Landlord's agents or employees, Landlord shall not be held responsible to Tenant for and is hereby expressly relieved by Tenant from any and all liability by reason of any injury, loss, or damage to any person or property in the Premises due to any cause whatsoever and whether the loss, injury or damage be to the person or property of Tenant or any other person. Except for the gross negligence or willful misconduct of Landlord, Landlord's agents or employees, Tenant further agrees to indemnify, defend and save Landlord harmless from and against all claims by any employee or invitee of Tenant made on account of such injury, loss or damage, including but not limited to reasonable attorneys' fees and other legal expenses.

                  (b) Except for the gross negligence or willful misconduct of Tenant, Tenant's agents or employees, Tenant shall not be held responsible to Landlord for and is hereby expressly relieved by Landlord from any and all liability by reason of any injury, loss, or damage to any person or property on the Property, excluding the Premises, due to any cause whatsoever and whether the loss, injury or damage be to the person or property of Landlord or any other person. Except for the gross negligence or willful misconduct of Tenant, Tenant's agents or employees, Landlord further agrees to indemnify, defend and save Tenant harmless from and against all claims by any employee or invitee of Landlord made on account of such injury, loss or damage, including but not limited to reasonable attorneys' fees and other legal expenses.

                  (c) Upon becoming aware of a lien, Tenant shall remove or have removed any mechanic's, materialman's or other lien or claim thereof filed against the Premises, any other portion of the Property, or any other property owned by the Landlord, by reason of work, labor, services or materials provided for at the request of the Tenant (other than work or materials provided by the Landlord pursuant to the provisions of Article 8 of this Lease) or for any contractor or subcontractor employed by the Tenant, or otherwise arising out of the Tenant's use of the Premises or the remainder of the Property and shall exonerate, protect, defend and hold the Landlord free and harmless against and from any and all such claims or liens.

         19.      Defaults - Remedies. If any of the following shall occur:

                  (a) Tenant does not pay in full when due any and all installments of rent or any other charge or payment whether or not herein included as rent;

                  (b) Tenant violates or fails to perform or comply with any covenant, agreement or condition herein contained ;

                  (c) An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant or any guarantor or surety of Tenant's obligations under this Lease ("Guarantor"), or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or there is filed against Tenant or a Guarantor a petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or a Guarantor or any substantial part of Tenant's or a Guarantor's property, or seeking the winding-up or liquidation of Tenant's or a Guarantor's affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, or if Tenant or a Guarantor commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or a Guarantor or of any substantial part of Tenant's or a Guarantor's property, or if Tenant or any Guarantor makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant is levied upon and is about to be sold out upon the Premises by any sheriff, marshall or constable or if Tenant or its stockholders or Board of Directors or any committee thereof takes any action in contemplation, preparation or furtherance of or for any of the foregoing, or, if Tenant or any Guarantor is a corporation and is dissolved or liquidated.

                  Then, and in any such event, at the sole option of Landlord,

                           (i)      The whole balance of rent and all other sums
payable hereunder for the entire balance of the term of this Lease, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

                           (ii)     Landlord may terminate this Lease by written
notice to Tenant. If Landlord elects to terminate this Lease, Landlord, in addition to Landlord's other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

                                             (A)      the unpaid rent and other
sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at a rate per year two percent (2%) above the prime rate (the "Default Rate"); plus

                                             (B)      the present value (as
discounted at the rate of seven percent per annum) at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

                                             (C)      the amount (as discounted
at the rate of seven percent per annum) by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment exceeds the amount of loss of such rental and other sums that Tenant proves could have been reasonably avoided; plus

                                             (D)      any other reasonable
amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys fees; plus

                  (iii) Landlord may terminate Tenant's right of possession and may reenter and repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease. After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, make such alterations and repairs, as Landlord may deem then necessary or advisable or relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which otherwise would have constituted the balance of the term of this Lease and at market rent or rents and upon such other reasonable terms and conditions as may seem advisable and to such person or persons as may in Landlord's reasonable discretion seem best; and whether or not the Premises are relet, Tenant shall be liable for any loss, for such period as is or would have been the balance of the term of this Lease, of rent and all other sums payable under this Lease, plus the reasonable cost and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises for the purpose of reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises. Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease. Tenant agrees that Landlord may file suit to recover any rent and other sums falling due under the terms of this Article 20 from time to time and that no suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous breach.

                  Whenever Landlord shall have the right to reenter the Premises, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or at Landlord's option, store it in a public warehouse or elsewhere at the reasonable cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

                  For the purposes of computing "the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease," "the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment" and "the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment," as such quoted or any similar phrases are used in this Article 19, the amount of additional rent which would have been due per year under this Lease shall be such amount as Landlord shall reasonably estimate (based on the history of such expenses during Tenant's occupancy) to be the per annum rate of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated, increasing annually on the first day of each calendar year thereafter at the rate of seven percent (7%) per annum compounded.

                  The parties recognize that no adequate remedy at law may exist for a breach of Articles 6, 10 and 34 hereof. Accordingly, Landlord may obtain specific performance of any provision of Articles 6, 10 and 34 hereof. Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant for a breach of such Articles, including, without limitation, all remedies available under this Article 19. The reference herein to specific performance in connection with Articles 6, 10 and 34 shall not preclude the availability of specific performance, in any appropriate case, for the breach or threatened breach of any other provision of this Lease.

                  In addition to other remedies available to Landlord herein, Landlord may (but shall not be obligated to do so), cure any default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all reasonable costs incurred by Landlord in curing such default, including, without limitation, reasonable attorney's fees and other legal expenses, together with interest thereon at the Default Rate, which costs and interest thereon shall be deemed additional rent hereunder.

                  Also in addition to, and not in lieu of any of the foregoing rights granted to Landlord when this Lease or Tenant's Right of Possession shall be terminated by covenant or condition broken, for any other reason, either during the Term of this Lease, and also when and as soon as such Term shall have expired or been terminated. Tenant hereby irrevocably authorizes and empowers any attorney of any court of record as attorney for Tenant and any persons claiming through or under Tenant to confess judgment in ejectment against Tenant and all persons claiming through or under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease shall be sufficient warrant, where upon, if Landlord go desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be determined, canceled or suspended and possession of the Premises hereby demised remain in or be restored to Tenant or any person claiming through or under Tenant, Landlord shall have the right, upon any subsequent default or defaults, or upon any subsequent termination or expiration of this Lease or any renewal or extension hereof, or of Tenant's Right of Possession, as hereinbefore set forth, to confess judgment in ejectment as hereinbefore set forth one or more additional times to recover possession of the said Premises.

                  In any action of or for ejectment, if Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, such affidavit shall be conclusive evidence of such facts; and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. Tenant releases to Landlord, and to any and all attorneys who may appear for Tenant, all procedural errors in any proceedings taken by Landlord, whether by virtue of the warrants of attorney contained in this Lease or not, and all liability therefore.

                  As used in this Article 19, the "Term" shall include the term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound.

         (d) Notwithstanding anything to the contrary herein contained, it is understood and agreed that an event of default (other than an event of default under subparagraph (c) hereof) shall not be deemed to have occurred under this Lease unless (i) if it consists of a failure to pay money, such money shall not have been paid in immediately available funds within five (5) days after written notice thereof from Landlord to Tenant, provided, however, that Tenant shall not be entitled to such notice and grace period for monetary defaults more than twice in any twelve-month period, or (ii) if it consists of anything other than the failure to pay money, it shall continue uncured for twenty (20) days after written notice thereof from Landlord to Tenant.

         20. Remedies Cumulative. All remedies available to Landlord under this Lease and at law and in equity shall be cumulative and concurrent. No termination of this Lease or taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or demands for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

         21. Excepted from Premises. In the event that Exhibit "B" shows as being within the Premises, hallways, passageways, stairways, elevators, or other means of access to and from the Premises or the upper and lower portions of the Building, the space occupied by the said hallways, passageways, stairways, elevators and other means of access, although within the Premises as described hereinabove, shall be taken to be excepted therefrom and reserved to Landlord or to the other lessees of the Building and the same shall not be considered a portion of the Premises. All ducts, pipes, wires or other equipment used in the operation of the Building, or any part thereof, and any space occupied thereby, whether or not within the Premises as described hereinabove, shall likewise be excepted and reserved from the Premises, and Tenant shall not remove or tamper with or use the same and will permit Landlord to enter the Premises to service, replace, remove or repair the same.

         22.      Lease Subordinated.

                  (a) This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance heretofore or hereafter placed upon any or all of Landlord's interest or estate in the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "mortgage"), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination. The Tenant shall, at the request of the holder of any such mortgage, attorn to such holder, and shall execute, enseal, acknowledge and deliver, upon demand by the Landlord or such holder, such reasonable further instrument or instruments evidencing such subordination of the Tenant's right, title and interest under this Lease to the lien of any such mortgage, and such further instrument or instruments of attornments, as shall be desired by such holder.

                  (b) Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining the Tenant's consent thereto, by giving notice of the same in writing to the Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

                  (c) Notwithstanding the foregoing, Tenant's obligations hereunder are conditioned on Landlord obtaining from the holder of any current mortgage or superior lien a non-disturbance agreement substantially in the form attached hereto as Exhibit "F", similarly, Tenant shall not be obligated to subordinate this Lease to any future holder of a mortgage or superior lien unless the holder of such mortgage or superior lien shall have agreed to enter into a non-disturbance agreement substantially in the form attached hereto as Exhibit "F".

         23. Condemnation. If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded Landlord as damages or paid as a result of any such condemnation or purchase. In the event of a partial taking, the Fixed Rent and Additional Rent shall be suspended in proportion to the number of square feet taken or condemned. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

         24. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect to this Lease, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

         25.      Notices; Payment of Rent.

                  (a) Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

                  if intended for Tenant:

                  Animas Corporation
                  580 Lancaster Avenue
                  P.O. Box 296
                  Malvern, PA 19355

                           Attention: Kathy Crothall
                           FAX NO. (610) 644-8717

                  If intended for Landlord:

                  Fox Commercial Real Estate
                  1235 Westlakes Drives
                  Suite 425
                  Berwyn, PA   19312

                           Attention: Frank Fox
                           FAX NO. 610-647-3269

         Notices may be given on behalf of any party by its legal counsel.

                  (b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if
(i) hand delivered or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed in this Section, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in either clause (iii) of this subsection (b) or be hand delivered by the next business day.

                  (c) Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address or (iii) three business days after deposit thereof at any main or branch United States post office, if sent in accordance with clause (ii) of subsection (b) of this Section and (iv) one business day after delivery to the courier, if sent pursuant to clause (iii) of subsection (b) of this Section; provided that in the case of delivery by telecopier or facsimile transmission between the hours of 9:00 a.m. and 5:00 p.m. on a business day or if not received within such hours on a business day, the next business day after receipt.

                  (d) All payments of rent and any other charges under this Lease shall be paid to Landlord at 1235 Westlakes Drive, Suite 425, Berwyn, PA 19312, or at such other address as

Landlord may specify in written notice given pursuant hereto.

         26. Definition of "the Landlord". The word "Landlord" is used herein to include the Landlord named above and any subsequent owner of such Landlord's interest in the Building in which the Premises are located, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest. Neither Landlord nor any principal of or partner in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease and if Landlord shall default in the performance of Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity in its interest in the Property.

         27. Definition of "the Tenant". As used herein, the term "Tenant" shall be deemed to refer to each and every person and/or entity hereinabove named as such and to such persons' and/or entities' respective heirs, personal representatives successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee has been approved in writing by Landlord pursuant to the provisions of this Lease and such assignee shall have executed and delivered to Landlord the written documents required by Landlord referred to hereinbefore. Tenant's liability shall be limited to the sum of: (i) Landlord's equity interest in the property; and (ii) the amount of general liability insurance coverage on the Property and Building.

         28.      Estoppel Certificate; Mortgage Lease Comments.

                  (a) Tenant shall from time to time, within five (5) business days after Landlord shall have requested the same of Tenant, execute, enseal, acknowledge and deliver to Landlord a written instrument in recordable form (i) certifying that (A) this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that the Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold; (B) the dates to which the Fixed Rent, additional rent and other charges arising under this Lease have been paid, if any; (C) the amount of any prepaid rents or credits due to Tenant, if any; and
(D) if applicable, Tenant has accepted the possession of the Premises and has entered into occupancy of the Premises and the date on which the Term shall have commenced and the corresponding expiration date; (ii) stating whether or not to the best knowledge of the signer of such certificate all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and (iii) stating any other fact of certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein. It is intended that any statement delivered pursuant to the provisions of this Article be relied upon by any such purchaser or mortgagee.

                  (b) Tenant acknowledges that Landlord's mortgagees who may be providing financing for the Building ("Mortgagees") may require various changes in the terms of this Lease as a part of and a condition of their financing. Tenant agrees to cooperate and act in good faith in agreeing to such changes in this Lease by written amendments to this Lease which are required by any of the Mortgagees, provided that such changes do not affect the Tenant's rental cost or its rights or obligations hereunder or change the term hereby demised and provided that such requested changes are of a nature reasonably necessary to protect any such Mortgagees' security in accordance with usual lending practices. In the event that Tenant shall not agree to a reasonable change requested by any of the Mortgagees, then Landlord shall have the right, upon thirty (30) days notice to Tenant, to terminate this Lease and all of Tenant's rights hereunder, and shall refund to Tenant such funds as Tenant may have paid on account of future rent.

         29. Severability. No determination or adjudication by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or of any amendment hereto or modification hereof is invalid or unenforceable in any instance shall affect the validity or the enforceability
(a) of any other provision of this Lease, of such amendment or modification, or any other such amendment or modification, or (b) of such provision in any other instance or circumstance which is not within the jurisdiction of such court, body or agency or controlled by its said determination or adjudication. Each and every provision hereof and of each such amendment or modification shall be and remain valid and enforceable to the fullest extent allowed by law, and shall be construed wherever possible as being consistent with applicable law.

         30. Name of Building; Titles; Construction; Exhibits: Brokers. The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord's sole discretion. The Titles appearing in connection with various sections of this Lease are for convenience only. They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy. As used herein (i) the term "person" shall be deemed to mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity; (ii) all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania. Tenant represents and warrants that it did not deal with any broker, finder or other intermediary to whom a fee or commission is or will become payable in connection with this Lease except Geis Realty Group, Inc. which shall be payable by Landlord.

         31. Quiet Enjoyment. Tenant, upon paying the Fixed Rent, additional rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

         32. Rights of Mortgage Holder. If the holder of a mortgage covering the Premises shall have given prior written notice to Tenant that it is the holder of such mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant agrees to give to the holder of record of such mortgage notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that the holder of record of such mortgage shall have the right, within thirty
(30) days after receipt of said notice, to correct or remedy such default before Tenant may take action to terminate its obligations under this Lease by reason of such default.

         33.      Environmental Requirements.

                  (a) Tenant will not engage in activities in or about the Property which involve the generation, manufacturing, refining, transportation, treatment, storage, emission, release, disposal or handling of hazardous substances, hazardous wastes or hazardous materials (hereinafter collectively called "Hazardous Substances") as such terms are defined under applicable federal, state and/or municipal laws or common law, as they may be amended from time to time, concerning the protection of the environment (hereinafter collectively called "Environmental Statutes") except that cleaning solutions and other maintenance materials that are or contain Hazardous Substances may be used, generated, handled or stored on the Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Premises as permitted under the provisions of this Lease and is in compliance with applicable laws. Should any release of Hazardous Substances or solid waste occur at the Premises by reason of any act or omission of Tenant, its agents, employees or invitees, the Tenant shall immediately take all measures necessary to contain, remove and dispose off of the Property of all materials released or contaminated by the release and remedy and mitigate all threats to public health or the environment relating to such release. When conducting any such measures the Tenant shall comply with Environmental Statutes.

                  (b) Landlord represents and warrants to Tenant as of the date hereof to the best of its knowledge: (a) the Property is free of any asbestos or any other Hazardous Substances; and (b) neither the Property nor Landlord is in violation of any Environmental Statutes or is the subject of any existing, pending or threatened investigation by any governmental authority with respect to a violation of any Environmental Statutes. Notwithstanding anything contained herein to the contrary, and shall comply with all Environmental Statutes having jurisdiction over the Property with respect to the presence or removal of Hazardous Substances, provided that the same was not installed by, stored or brought on the Property by Tenant, in which case Tenant shall be solely responsible for such compliance and removal. If Hazardous Substances are discovered in the Premises prior to the Commencement Date, Landlord shall complete such removal prior to delivery of possession of the Premises to Tenant.

                  (c) Tenant and Landlord agree to indemnify, defend and hold each other harmless of, from and against any and all expense, loss, cost or liability incurred or suffered by reason of the other party's breach of the terms of this Article 33. The obligations of Tenant and Landlord under this
Article 33 shall survive any expiration of termination of this Lease.

         34. Option to Extend. Provided Tenant is not in default under the terms of this Lease, and has not assigned this Lease or sublet more than fifty (50%) percent of the Premises, except to an Affiliate, then Tenant shall have the option to extend the initial Term of this Lease for one three (3) year period ("Extended Term"), provided that Tenant shall give to the Landlord written notice of the exercise of this option no later than nine (9) months prior to the expiration of the then existing term. The first year of the Extended Term will be at an annual rental rate of $14.75 per square foot. The second and third year of the Extended Term will be increased in accordance with
Article 4b. (ii).

         35.      Lab Space.

                  (a) Demise. In addition to the area defined in Article 2 of this Lease, Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the term and subject to the provisions hereof, the space (hereinafter, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached, referred to as the "Lab Space") cross-hatched on the floor plan (the "Floor Plans") attached hereto as Exhibit "D". To identify the obligations and responsibilities of Landlord and Tenant with regard to the Lab Space, the Lab Space is included within the definition of the "Premises". The Lab space is approximately 5,000 square feet.

                  (b) Use. Tenant may use the Lab Space for computer operations, laboratory, warehouse and distribution and light assembly and testing.

                  (c) Rent. The minimum fixed annual rent for the Lab Space shall be the sum of Forty Six Thousand Two Hundred Forty Nine and 92/100 Dollars ($46,249.92) lawful money of the United States of America, payable in equal monthly installments in advance and without demand, notice, set-off or deduction, except as otherwise expressly provided in this Lease, in the sum of Three Thousand Eight Hundred Fifty Four and 16/100 Dollars ($3,854.16) on the first day of each and every month during the Term. The Fixed Rent for the Lab Space for the first Extended Term shall be Fifty Thousand Four Hundred Twelve and 50/100 Dollars ($50,412.50) per year.

         36.      Antenna.

                                  EXHIBIT "A"

         ALL THAT CERTAIN lot or piece of ground, situate in the Township of East Whiteland, County of Chester and State of Pennsylvania bounded and described according to a Final Subdivision Plot Plan of "Wood Shop" property, Route 30, Frazer, made by Hough/Loew Associates, Inc., Exton, PA dated
12/28/1984 and recorded as Plan #       as follows, to wit:

         BEGINNING at a point in the center line of Lancaster Avenue (LR 142) a corner of Parcel "B" as shown on said plan; thence extending along the center line of Lancaster Avenue, North 84 degrees 01 minute 00 seconds East, 499.55 feet to a point in line of lands of Exxon Oil Co; thence extending along the line of same, crossing the Southerly side of aforesaid Lancaster Avenue, South 05 degrees 59 minutes 00 seconds. East, 494.86 feet to a point in line of land of Penn Central Railroad; thence extending along the line of same, along the arc of a circle curving to the left with a radius of 7,709.50 feet, the arc distance of 510.15 feet to a point in the line of Parcel "B" aforesaid; thence extending along the line of same North 05 degrees 59 minutes 00 seconds West, crossing the Southerly side of Lancaster Avenue aforesaid, 597.90 feet to the point and place of beginning. BEING Parcel "C" as shown on said plan and BEING Chester County Tax Parcel 42-6-23.4.

         CONTAINING 271,509 square feet.

         BEING the same premises which Valley Investments Group, III by Deed dated May 15, 1986 and recorded in the Office for the Recording of Deeds in and for Chester County, Pennsylvania in Deed Book 291, Page 175 granted and conveyed unto Chester County Industrial Development Authority, grantor herein.

                  a. Tenant may install and operate, maintain and remove at anytime one satellite antenna not exceeding 2 feet in diameter (the "Antenna") on the roof of the Building provided that such antenna shall not be visible over the existing roof screens if located on the roof, to Landlord's reasonable approval as to location and method of attachment, and subject to Tenant's compliance with applicable Governmental Requirements.

                  b. Tenant covenants and agrees that neither Tenant nor its Agents will cause any material damage to the Property during the installation and operation of the Antenna, unless Tenant agrees to repair any such damage. If Tenant hires contractors, subcontractors or any other agent to install the Antenna, Tenant shall provide the Landlord with a waiver of mechanics' lien from all workers.

                  c. Tenant covenants and agrees that the installation, operation and removal of the Antenna will be at its sole risk. Tenant agrees to indemnify and defend the Landlord against all claims, actions, damages, liability and expenses in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, operation or removal of the Antenna except to the extent caused by Landlord or its agents, representatives or contractors. Tenant agrees to indemnify the Landlord for all costs and expenses (including reasonable attorney's fees of all trials and appeals) incurred as a result of any litigation concerning the Antenna except to the extent caused by Landlord or its agents representatives or contractors.

                  d. At the expiration or sooner termination of this Lease or upon termination of the operation of the Antenna, the Tenant shall be required to remove the Antenna at its own cost. The Tenant shall leave the portion of the Property where the Antenna was located in good order and repair, reasonable wear and tear and damage by fire or other casualty excepted. If Tenant does not remove said Antenna within ten (10) business days after lease expiration or sooner termination, upon Landlord's notice, the Tenant hereby authorizes the Landlord to remove, repair, and dispose of the Antenna and charge the Tenant for all reasonable out-of-pocket costs and expenses incurred therefor. The Tenant agrees that the Landlord shall not be liable for any property disposed of or removed by the Landlord.

                  e. Tenant shall be entitled to installation and use of the Antenna as provided herein without additional rent or Additional Rent. However, if as a result of the existence of the Antenna there is an increase in Landlord's insurance premium and/or real estate tax assessment, Tenant shall pay that portion of the increase attributable to the Antenna as Additional Rent, payable annually within thirty days after receipt of Landlord's invoice itemizing the increase. Further, if for any reason Tenant is unable to use the Antenna, Tenant shall not be entitled to any abatement or reduction in rent.

         37. Miscellaneous. Tenant shall have the right to instruct Landlord to remove, at Landlord's expense, the existing telephone system located within the Premises provided such notice is given within sixty (60) days following the execution of this Lease.

         38. Expansion Space. Tenant shall have the option to lease the remaining adjacent warehouse space, not including the front retail space, "Expansion Space", upon the expiration of the has two (2) six-month options the term of which expires February 28, 2000, and Landlord agrees that it shall not extend the existing term beyond such options without consent of the Tenant. Tenant shall lease the Expansion Space on the following terms and conditions:

         1) The Expansion Space is approximately 19,000 square feet and shall be provided in its "as-is" condition;

         2) Tenant shall advise Landlord, on or before October 31, 1999 of its intention to lease the Expansion Space;

         3) Tenant shall have the right to use the Expansion Space in accordance with the uses outlined in Article 35;

         4) The initial term as described in Article 3a. shall be extended three years.

         5)       Tenant shall retain its extension option as outlined in
                  Article 34;

         6) The Fixed Rent of the Expansion Space shall be equal to $9.75 per rentable square foot, Annually.

         39.      Security Deposit.

                  (a) Tenant, concurrently with the execution of this Lease, is obligated to deposit with Landlord, the sum of Forty Five Thousand Dollars ($45,000.00), which sum shall be retained by Landlord without interest and not in trust or in a separate account as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease. If at any time Tenant shall be in default under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion to apply such security deposit (i) to payment of (A) any rent for the payment of which Tenant shall be in default as aforesaid, (B) any expense incurred by Landlord in curing any such default, and/or (C) any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; or (ii) to retain the same in liquidation of all or part of the damages suffered by Landlord by reason of such default. Any portion of such deposit which shall not be utilized for any such purpose shall be returned to Tenant following the expiration of this Lease and surrender of the entire Premises to Landlord.

                  (b) In the event of a sale or transfer of Landlord's estate or interest in the Property, Landlord shall have the right to transfer the security deposit to the grantee or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the security deposit, and Tenant shall look solely to the grantee or transferee for the return of the security deposit. It is agreed this shall apply to every transfer or assignment made of the security deposit to a new grantee or transferee, provided that Tenant receives from the new grantee or transferee a written acknowledgment of receipt of the transfer or assignment.

                  (c) In the event of any assignment of this Lease by Tenant to which Landlord consents, the security deposit shall be deemed to be held by Landlord as a deposit made by the Assignee and Landlord shall have no further liability for the return of the security deposit to the Assignor.

         40. Landlord - Default. If Landlord defaults in the performance of any obligation imposed on it by this Lease and notice from the Tenant specifying the default (or does not within said period commence and diligently proceed to cure such default), the Tenant, without waiver or prejudice to any other right or remedy it may have, shall have the right, at any time thereafter, to cure such default. The Landlord shall reimburse the Tenant upon invoice for any amount paid and any expense or contractual liability so incurred. In addition, Landlord shall pay an amount equal to 10% of the invoice amount to Tenant for curing such default. Such payment shall be made within ten (10) days after receipt of invoice, together with interest at the Interest Rate, from date of the invoice to date of the payment.

41. Signage. Tenant shall have the right to install signage at Tenant's expense upon the Building and/or the Property, Subject to: (i) compliance with all applicable laws and ordinances; and (ii) Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

42. Whole Agreement. It is expressly understood and agreed by and between all the parties hereto that this Lease and any riders attached hereto and forming part hereof set forth all the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold, and that there are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon landlord or Tenant unless reduced to writing and signed by them.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year aforesaid.

         Landlord:

         580 LANCASTER ASSOCIATES, L.P.
         1235 WESTLAKES DRIVE
         BERWYN, PA 19312

         By: /s/ Frank Fox
             --------------------------------,President

         Attest: DONNA TANCREDI

         Tenant:

         ANIMAS CORPORATION
         a Delaware Corporation

         By: /s/ KATHERINE D CROTHALL
             --------------------------------
         Attest: /s/ Kasul Das

                              RULES AND REGULATIONS

         1. The walkways, roadways, driveways, entrances, lobbies, passages, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress from and to the Building and Tenant's offices. The parking areas shall be used only for the parking of automobiles of Tenant, its agents, employees and invitees while actually present in the Premises. Landlord shall in all cases retain the right to control or prevent access to all of the aforesaid areas of all persons whose presence in the judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building, the property located therein or of any of the tenants. Landlord shall in no case be liable for damages for the admission or exclusion of any person from the Building.

         2. The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those of which they were installed, and no sweepings, rubbish rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passage, elevators or stairways. Nothing shall be thrown by Tenant or Tenant's employees nor be allowed by them to drop out of the windows or doors, or down the passages of the Building.

         3. Nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord.

         4. No sign, lettering, insignia, advertisement, notice shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building, unless first approved in writing by Landlord. Names on or beside suite entrance doors shall be provided for Tenant by Landlord and not otherwise, and at Tenant's expense; in all instances, such names shall be of design and form first approved by Landlord.

         5. Tenant shall not place additional locks upon any doors. The janitor and the manager of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased Premises for purposes permitted in Tenant's lease. Upon surrendering possession of the Premises at the termination of this Lease, Tenant shall deliver to Landlord all keys for the Premises. The installation of a key card or other electronic system of access to the Premises shall be subject to Landlord's consent, which will not be unreasonably withheld as long as the janitor and Building manager are at all times furnished with access.

         6. The delivery of towels, ice, water, food, beverages, newspapers and other supplies will be permitted only under the direction, control and supervision of Landlord. No bicycles or similar vehicles will be allowed in the Building.

         7. Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a first-class office building. Tenant shall not use or keep or permit to be used or kept in the Building any matter having an offensive odor, nor any ether, naphtha, phosphorous, benzol, kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. Tenant shall neither bring, keep or use in the Building any chemical reagent except as the same may be components of commercial products normally used or consumed by occupants of office buildings. No birds, fish or other animals shall be brought into or kept in or about the Premises.

         8.       Intentionally Omitted.

         9. If Tenant desires to introduce signaling telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

         10. A directory on a bulletin board on the ground floor may be provided by Landlord, on which the name of Tenant may be placed.

         11. No furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be reasonably designated by Landlord, and Landlord in all cases shall also have the exclusive right to reasonably prescribe the method and manner in which the same shall be brought in or taken out of the Building. Landlord shall in all cases have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. The cost of repairing any damage to the Building caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

         12. Without Landlord's written consent, which consent shall not be unreasonably withheld, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, ventilating, air conditioning or air cooling than that provided by Landlord. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained which shall not be unreasonably withheld, conditioned, or delayed.

         13. Landlord shall, in no case, be responsible for the admission or exclusion of any person to or from the Building for access to the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

         14. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules or regulations as, in Landlord's judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building as a first class office building, or for the preservation of good order therein provided such changes are uniform and non-discriminating to all tenants. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper use and enjoyment of the Premises by Tenant under the Lease.

         15. The use of rooms as sleeping quarters is prohibited at all times.

         16. Tenant shall keep the windows and doors of the Premises, including those openings on corridors and all doors between rooms or spaces entitled to receive heating, ventilating or air conditioning service and rooms and spaces not entitled to receive such service, closed during the respective times that the heating, ventilating or air conditioning system is operating, in order to conserve the service and effectiveness of the heating, ventilating or air-conditioning system as the case may be. Tenant shall comply with all reasonable rules and regulations from time to time promulgated by Landlord to conserve such services.

         17. Landlord reserves the right to require that the Premises or any portion thereof shall not be used by Tenant or others for an employment agency, or for the payment of salaries or wages to employees or persons who are not actually employed in the Building, nor for any other purpose except that specified in this Lease.

         18. Landlord shall have the right to enter the Premises to put a "To Let" or similar notice upon the Premises, which notice shall not be removed or obliterated by the Tenant, during the six months previous to the expiration of the then current Term of this Lease, and any such entering shall not be treated as a deprivation of Tenant's use of the Premises or work an eviction of Tenant or a recision of this Lease.

         19. No smoking of any kind shall be permitted on the Property except in the Premises or within enclosed automobiles or similar vehicles.

         20. These rules and regulations are not intended to give Tenant any rights or claims in the event the Landlord does not enforce any of them against any other tenants.

                                   EXHIBIT "B"
                                   Space Plan

                                  [SPACE PLAN]

                                   EXHIBIT "B"
                                   Space Plan

                                  [SPACE PLAN]

                                   EXHIBIT "C"

INTERIOR FINISH SPECIFICATIONS: Space will be delivered in a "as is" condition except as discussed in the lease.

                                   EXHIBIT "D"
                                Warehouse Space

                               [WAREHOUSE SPACE]

                                   EXHIBIT "F"

SUBORDINATION, ATTORNMENT AND NONDISTURBANCE: Tenant covenants and agrees that this Lease is subject and subordinate to any mortgage or deed of trust which may now or hereafter encumber the Leased Premises, the Building or the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self operative and no further instrument of subordination need be requested by any mortgagee. However, Tenant will execute, if requested, a mutually acceptable Subordination, Non-Disturbance and Attornment Agreement supplied by Landlord. In the event of the enforcement by the trustee, mortgagee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will become the Tenant of, and attorn to, such successor in interest without change in the terms or other provisions of this Lease. Notwithstanding any other provision contained herein, this paragraph shall not result in an interference with Tenant's Permitted Use and occupancy of the Leased Premises or Tenant's rights hereunder.